Exhibit 99.2

FOR IMMEDIATE RELEASE

Investor Contact:	Media Contact:
Tania Almond	Denise DesChenes/Dan Gagnier
Investor Relations	Citigate Sard Verbinnen
410-528-7555	212-687-8080

NeighborCare Chairman & CEO Will Address
JPMorgan 23rd Annual Healthcare Conference

BALTIMORE, MD – December 30, 2004 – NeighborCare, Inc. (NASDAQ: NCRX) today announced that it would speak at the JPMorgan 23rd Annual Healthcare Conference on January 12, 2005.  NeighborCare’s Chairman, President and Chief Executive Officer John J. Arlotta will speak at 3:00 p.m. PST (6:00 p.m. EST.) A copy of the presentation will be posted in the investor section of the NeighborCare web site at http://www.neighborcare.com/investor/events.cfm where investors can also hear the presentation live via webcast.

About NeighborCare, Inc.

NeighborCare, Inc. (NASDAQ: NCRX) is one of the nation’s leading institutional pharmacy providers serving long term care and skilled nursing facilities, specialty hospitals, assisted and independent living communities, and other assorted group settings.  NeighborCare also provides infusion therapy services, home medical equipment, respiratory therapy services, community-based retail pharmacies and group purchasing. In total, NeighborCare’s operations span the nation, providing pharmaceutical services in 32 states and the District of Columbia.

Visit our website at www.neighborcare.com.

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